Exhibit 99.1

Diadexus, Inc. Reports First Quarter 2016 Financial Results

-- PLAC® Activity Test Launch Broadens as FDA-Cleared Test for

Coronary Heart Disease Risk Assessment Now Available Nationally --

SOUTH SAN FRANCISCO, Calif., April 28, 2016 -- Diadexus, Inc. (OTCQB: DDXS), a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, today announced financial results for the first quarter ended March 31, 2016 and provided an update on its business.

“During the first quarter, our PLAC® ELISA business has stabilized and our focused launch of the new PLAC® Activity Test has generated volume growth and momentum as we add new lab customers every week.  Over the past year, we have successfully broadened and diversified our lab customer base as we work toward a goal of 100 customers by the end of this year,” said Lori Rafield, Ph.D., Chairman and Chief Executive Officer for Diadexus. “As our team builds awareness of the test’s clinical utility and value, we now are seeing labs proactively request this test from Diadexus based on demand from healthcare providers who recognize the value of the information generated from the PLAC® Activity Test. Healthcare providers have indicated to us and to labs that they want FDA-cleared tests supported by extensive clinical data to inform patient management decisions and we are committed to contracting with a diverse base of new customers to offer this test more broadly. By expanding our customer base and building awareness among healthcare providers of the value of Lp-PLA2 testing in assessing residual risk beyond the information provided by the traditional lipid panel, we believe we will be positioned to accelerate growth for our business into 2016 and to achieve our goal of profitability based on PLAC®.”

First Quarter 2016 Financial Results

Total product revenues for the first quarter ended March 31, 2016 were $3.5 million, consistent with $3.5 million for the fourth quarter of 2015 and a decrease from the $5.5 million for the first quarter of 2015. For the first quarter of 2016, PLAC® ELISA Test volumes increased from the Company’s top 4 customers, partially offsetting the impact of no revenues recognized from the Company’s prior top customers Health Diagnostics Laboratory (HDL) and Atherotech, which filed for bankruptcy in June 2015 and March 2016, respectively. For the Company’s new PLAC® Activity Test, first quarter 2016 volumes posted a significant increase from the fourth quarter of 2015 when launch began and new customers began placing orders.

Total operating costs and expenses for the first quarter of 2016 were $4.8 million, compared to $6.0 million for the first quarter of 2015. This reduction was primarily from continued cost containment initiatives.

The Company’s net loss for the first quarter of 2016 was $1.7 million, or $0.41 per share, compared to a net loss of $1.0 million, or $0.26 per share, for the first quarter of 2015.

Cash and cash equivalents at March 31, 2016 were $6.4 million.

Business Update

PLAC® Activity Launch Update

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For the first quarter of 2016, PLAC® Activity Test volumes and revenue have grown compared to the fourth quarter of 2015.  This growth is from both new PLAC® Activity Test customers and existing PLAC® ELISA Test customers ordering the new PLAC® Activity Test.

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The commercial team is focused on broadening and diversifying the Company’s base of customers by contracting with national labs, major hospital systems, regional reference labs, and physician office labs serviced through national distributors.  Recent clinical data continue to support the role of Lp-PLA2 testing in assessing residual risk for patients with LDL cholesterol of less than 100 mg/dl.  This information supports the interest of thought leaders to incorporate the PLAC® Tests in the medical management of patients at risk for having a cardiovascular event. Laboratories are asking for the PLAC® Tests to be part of their menu of available tests to meet the demand and interest from physicians based on the role of Lp-PLA2 in assessing the risk of coronary heart disease for their patients.

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Diadexus expects to continue adding new customers for the PLAC® Activity Test during the first year of launch, with accelerating product sales revenue during 2016. The Company’s goal is to reach 100 customers by the end of 2016.  The Company has decreased by half the amount of time between signing a contract and the first customer order to deliver tests in less than a month after contract signing.

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As an additional source of growth for the PLAC® Tests, Diadexus is in discussions with clinical investigators to incorporate the PLAC® Tests as a biomarker of inflammatory disease and coronary heart disease risk into a minimum of five clinical studies for a wide spectrum of clinical indications. For example, with the FDA clearance of a new class of lipid lowering agents, there may be a role for Lp-PLA2 testing to identify patients who could benefit from an alternative to statins to lower their LDL cholesterol levels in managing patients at risk for having a cardiovascular event.

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Both the PLAC® ELISA and PLAC® Activity Tests are covered by Medicare. Recently, several Medicare Administrative Contractors (MACs), including the second-largest contractor, Noridian, as well as Palmetto, and CGS, have reaffirmed their coverage of the tests.

Heart Failure Biomarkers

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proADM is a cardiac biomarker that provides physicians with prognostic value in managing patients with acute episodes of heart failure.  Diadexus is working towards a 510(k) regulatory submission for a test to measure MR-proADM using an ELISA format before the end of 2016 or in early 2017.

About Diadexus, Inc.

Diadexus, based in South San Francisco, California, is a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, providing healthcare providers with actionable information for managing patients. The Company pioneered the testing of Lp-PLA2, a marker of vascular-specific inflammation that provides new information, over and above traditional risk factors measured in a lipid panel, and has over a decade of peer-reviewed literature validating its utility. Diadexus’ products, the PLAC® Test ELISA Kit, first cleared by the FDA in 2003, and the PLAC® Test for Lp-PLA2 Activity, cleared in December 2014, are the only two FDA-cleared tests to measure Lp-PLA2.

The Company also has a pipeline of biomarkers for heart failure, proADM, proET-1 and proANP, each of which provide distinct, additive information for healthcare providers over currently available markers. Diadexus also provides services to pharmaceutical partners to address the need to incorporate biomarkers in clinical development. To learn more about the PLAC® Tests, please visit www.plactest.com, or visit the Company's website at www.diadexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to our transition to a new business model and strategy and our ability to expand our customer base, gain acceptance with new customers, timely deliver customer orders, continue to execute our plans successfully, potential for revenue growth and profitability, expectations and guidance regarding our PLAC® business, potential for pharmaceutical partner PLAC® product collaborations, timing of regulatory submission and clinical and commercial need for our PLAC® Tests. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause actual results to differ materially from those expressed in such forward-looking statements include the factors necessary to achieve our revenue and profitability guidance; sales of our PLAC® products in the marketplace; our ability to maintain or grow revenues from existing and new customers, including hospitals, clinics and physician office labs; viability of our leading customers; product pricing and demand with a concentrated customer base; the continued focus of regulatory agencies and payors on costs and our laboratory customer practices; our ability to continue to build our heart failure franchise; our ability to identify and build products with additional biomarkers; third party payors’ acceptance of and reimbursement for the PLAC® Tests; our ability to continue to manufacture the PLAC® Tests to meet customer demand; the potential for success of and timing of when our development efforts may be completed; the adequacy of our intellectual property rights and our ability to maintain a proprietary position for our products; our limited revenue and cash resources; our significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company; our ability to develop proADM for regulatory submission, and our ability to successfully integrate our new management leadership. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our recent annual report on Form 10-K, and other reports filed with the Securities and Exchange Commission, and available at the SEC's web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, we disclaim any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2016	2015
Revenues:
Product sales	$3,527	$5,527
License revenue	5	-
Total revenues	3,532	5,527
Operating costs and expenses:
Product costs of revenue	1,097	1,569
Sales and marketing	946	1,312
Research and development	830	890
General and administrative	1,924	2,264
Total operating costs and expenses	4,797	6,035
Loss from operations	(1,265)	(508)
Interest income, interest expense and other income (expense), net:
Interest income	1	1
Interest expense	(414)	(468)
Other income (expense), net	(4)	16
Loss before income tax	(1,682)	(959)
Income tax provision	(6)	(11)
Net loss	$(1,688)	$(970)
Net loss and comprehensive loss	$(1,688)	$(970)
Basic and diluted net loss per share	$(0.41)	$(0.26)
Weighted average shares used in computing basic and diluted net loss per share	4,100,060	3,792,245

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands, except share data)	2016	2015
Assets
Current assets:
Cash and cash equivalents	$6,350	$9,116
Accounts receivable, net of reserve of $997 and $910 at March 31, 2016 and December 31, 2015, respectively	1,790	1,704
Inventory, net	117	186
Prepaid expenses and other current assets	281	333
Total current assets	8,538	11,339

Restricted cash	1,400	1,400
Property and equipment, net	243	302
Other long-term assets	74	-
Total assets	$10,255	$13,041

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$476	$737
		$-
Notes payable, current portion	13,370	14,357
Less: unamortized debt costs	(95)	(114)
Notes payable, current portion, net	13,275	14,243

Deferred revenues, current portion	21	21
Deferred rent, current portion	156	208
Unfavorable lease obligations	727	957
Accrued and other current liabilities	1,284	995
Total current liabilities	15,939	17,161

Non-current portion of deferred revenue	179	184
Other long-term liabilities	418	407
Total liabilities	$16,536	$17,752

Stockholders' deficit:
Preferred Stock, $0.01 par value, 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 4,100,060 and 4,100,060 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	41	41
Additional paid-in capital	210,895	210,777
Accumulated deficit	(217,217)	(215,529)
Total stockholders' deficit	(6,281)	(4,711)
Total liabilities and stockholders' deficit	$10,255	$13,041

Contact:

Diadexus, Inc.

Leone Patterson

Chief Financial Officer

(650) 246-6400

lpatterson@diadexus.com

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